Exhibit 99.1

VCG Holding Corp. Announces Definitive Agreement to Purchase Gentlemen’s Club in the Northeast

DENVER—(BUSINESS WIRE)—VCG Holding Corp. (PTT - news) , a leading consolidator and operator of adult nightclubs, today announced that it has entered into a definitive agreement to purchase 100% of the stock of an adult nightclub in the Northeastern United States.

The company has entered into an agreement to purchase the assets of the club for cash consideration of approximately $4.5 million. The name and location of the fully licensed venue and its seller are being kept confidential as part of the agreement until the closing of the transaction. The purchase is contingent upon transfer of all applicable permits and licenses and other contingencies customary with this type of transaction, and is expected to close in early September.

In 2006, the northeast club generated revenues of $4 million and operating profits in excess of $1.5 million. In addition to the northeast club, the company will pay the seller an earnest money deposit of $1 million for a second major club in a Southeastern city. It is anticipated that the Southeastern location can be purchased within the 4th Quarter.

“We are thrilled to be adding the northeast club to our outstanding portfolio of clubs. It should be a great fit for VCG as the top venue in its market, and we plan to make the northeast club our eighth to carry the PT’s brand,” stated Troy Lowrie, CEO and Chairman of VCG Holding.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns fourteen adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, Raleigh, Minneapolis, and Louisville.

Forward-looking statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the

Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corporation

Troy H. Lowrie, CEO, 303-934-2424

tlowrie@vcgh.com

or

Brent Lewis, CFO, 303-934-2424

blewis@vcgh.com

Facsimile: 303-922-0746